Exhibit 5.1


                              Allen G. Reeves, P.C.
                          Attorney and Counselor at Law
                             900 Equitable Building
                             730 Seventeenth Street
                             Denver, Colorado 80202
                        (303) 534-6278 FAX (303) 825-9147




                                December 1, 1999




Transport Recovery Services Corporation
11011 King Street, Suite 260
Overland Park, KS 66210

Ladies and Gentlemen:

     I have acted as counsel for Transport Recovery Services Corporation (the "Company") in connection with the preparation and filing of the Registration Statement and Prospectus with the Securities and Exchange Commission relating to the issuance of up to 200,000 shares of Common Stock (the "Common Stock").

     I have examined copies of the Company's Articles of Incorporation, Bylaws and certain other corporate documents, including copies of resolutions adopted by the Board of Directors of the Company and certificates of officers of the Company, and I have reviewed such other documents and made such investigations as I have deemed necessary or appropriate in order to express my opinion on the matters set forth below.

     Based upon and subject to the foregoing, I am of the opinion that:

     The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Nevada, with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus.

     The Company is duly qualified and registered to transact the business in which the Company is engaged and is qualified and in good standing in each and every jurisdiction in which its ownership of property or its conduct of business requires such qualification or registration.

Transport Recovery Services Corporation
Page 2
December 1, 1999


     The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus; the Common Stock offered thereby of the Company conforms to the statements concerning it in the Registration Statement and Prospectus; the outstanding Common Stock of the company has been duly and validly issued and is fully paid and non-assessable and no Common Stock is subject to any pre-emptive rights.

     The holders of the issued and outstanding shares of Common Stock are, and the holders of the securities to be sold under the Registration Statement, namely, the Common Stock offered pursuant to the Prospectus will be entitled to the rights, and preferences set forth in the certificates representing the same.

     No consents, approvals, authorizations or orders of agencies or other regulatory authorities are necessary for the valid authorization, issuance or sale of the Common Stock except as required under the Securities Act of 1933 or state Blue Sky or other securities laws.

     The issuance and sale of the Common Stock will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of the Company or any note, indenture, mortgage, Deed of Trust or other Agreement or instrument (however characterized or described) known to me as to which the Company is a party or any of its property is bound or any existing laws, order, rule, regulation, writ, injunction or decree known to me of any government, governmental instrumentality, agency, body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or its property.

     The undersigned hereby consents to the use of his name under the heading "Legal Matters" in the Company's registration statement on Form SB-2 and to all references thereto as contained in said registration statement.


                                          Very truly yours,

                                          Allen G. Reeves, P.C.


                                          By:  /s/ Allen G. Reeves
                                               ---------------------------------
                                                   Allen G. Reeves


AGR/rga